Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-158499, No. 333-142145, No. 333-127579, No. 333-54880 and No. 333-52730) of Resources Connection, Inc. of our report dated October 22, 2009 relating to the financial statements of Sitrick and Company Inc., which appears in the Current Report on Form 8-K/A of Resources Connection, Inc. dated January 4, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
January 4, 2010